UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MANNING & NAPIER, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Frequently Asked Questions

1.	What is happening/what does this mean?

•	Manning & Napier and Callodine have entered into an agreement under which Callodine will acquire Manning & Napier for $12.85 per share.

2.	What are the details of the partnership?

•

For Manning & Napier’s shareholders, the agreed price of $12.85 per share offers a 41% premium above the closing price of Manning & Napier common stock on March 31, 2022, and a premium of approximately 55% to Manning & Napier’s volume-weighted average price for the last 90 calendar days.

•	Manning & Napier’s Board of Directors has approved the transaction.

3.	What is the strategic rationale for this merger? What are the benefits for Manning & Napier and its shareholders?

•	The proposed combination stands to benefit all constituencies: clients, shareholders, employees, our communities, and our new owner.

•	It is expected that Manning & Napier clients will be supported by the same investment philosophy and process, as well as the same client-facing and management teams.

•

The strategic buyer will bring additional resources and investment strategies unavailable to Manning & Napier today, which are expected to support and strengthen the solutions and services offered to our clients.

•	Current shareholders will receive an attractive premium.

•	Employees will have the opportunity to participate in the upside created by the combination in a variety of ways.

•	Employees will have the opportunity to be meaningful owners and profit participants in the new Manning & Napier.

•	Culture and values are aligned: upstate/western NY intelligence, character, integrity, grit and modesty.

•	Costs and distractions of being a public company will go away.

•	Callodine is a strategic buyer who brings a long-term investment horizon to Manning & Napier with a commitment to supporting the existing client and employee base.

•	Our communities will be enhanced through our partnership with a very important part of the life of upstate and western NY.

•	Under new ownership, Manning & Napier will have the opportunity to become a more significant force in attractive segments of wealth and asset management.

•

The purchase price of $12.85 per share of Company common stock represents a 41% premium above the closing price of Manning & Napier common stock on March 31, 2022, and a premium of approximately 55% to Manning & Napier’s volume-weighted average price for the last 90 calendar days.

4.	What are the benefits of the partnership for Callodine?

•

Callodine sees Manning & Napier as a skilled, differentiated asset and wealth manager, with a 50+ year history of delivering superior results for clients and is excited about the opportunity to add such an experienced, best-in-class investment management business to its growing platform.

5.	Why is the merger happening now?

•	We’ve gotten to know each other well over the course of 5+ months of conversation and due diligence.

•

Wealth and asset management firms are well-served by being private. They are 100% professional services businesses and are not capital intensive. Success for our clients over the long term is the most important measure of accomplishment, not quarterly earnings. Stable permanent ownership is superior to the volatility of public markets.

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We have made substantial progress over the past few years: delivering excellent results for our clients, stabilizing assets and revenues, improving profitability, and delivering superior returns to shareholders. The next stage in our growth has begun and will be driven by this partnership.

6.	Why is Callodine the right partner?

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Callodine brings numerous important qualities to Manning & Napier: In partnership with a large family office, it represents the potential for stable, long-term capital alongside meaningful employee ownership. Callodine’s founder and CEO, James Morrow, is a seasoned, successful investor in asset management companies who has been building a diversified platform via the acquisition of exceptional specialized investment firms. Importantly, there is a strong regional connection as Mr. Morrow has deep roots in upstate and western NY as do the couple at the head of the family office.

7.	When is it effective? (What will happen between now and closing?)

•	The proposed combination is expected to close in the third quarter of 2022, contingent upon shareholder approval and other customary closing conditions.

8.	Could this merger fall through? If yes, what does that mean?

•	This proposed combination is contingent on shareholder approval and other customary closing conditions.

•

Manning & Napier’s Board of Directors will commence a formal outreach process to identify other potential acquirors during a 40-day “Go Shop” period. During this process, Callodine will have certain information and “matching” rights to increase its offer price to match or exceed any otherwise superior proposals.

Additional Information and Where to Find It

In connection with the proposed transaction, Manning & Napier, Inc. (the “Company”) expects to file a proxy statement, as well as other relevant materials, with the Securities and Exchange Commission (the “SEC”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://ir.manning-napier.com). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at http://ir.manning-napier.com.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2021 annual meeting of shareholders filed with the SEC on April 29, 2021. To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://ir.manning-napier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials the Company may file with the SEC.

Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and other approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A.

Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company. The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.